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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☒	Definitive Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
iBASIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

                      April 15, 2004

Dear Shareholder:

        You are cordially invited to attend the 2004 Annual Meeting of Shareholders of iBasis, Inc., which will be held at our offices, located at 20 Second Avenue, Burlington, Massachusetts 01803, on Monday, May 24, 2004 at 10:00 a.m., local time.

        The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the annual meeting, accompany this letter. Our 2003 Annual Report on Form 10-K is also enclosed for your information.

        All shareholders are invited to attend the annual meeting. However, to ensure your representation at the annual meeting, you are urged to vote by proxy by following one of these steps as promptly as possible:

  (a)
  Vote via the Internet (see instructions on the enclosed proxy card);

  (b)
  Vote via telephone (toll-free) in the United States or Canada (see instructions on the enclosed proxy card); or

  (c)
  Complete, date, sign and return the enclosed proxy card (a postage-prepaid envelope is enclosed).

        Your shares cannot be voted unless you follow the instructions listed above or attend the annual meeting in person. The matters before the shareholders are important, please consider and vote upon these matters regardless of the number of shares you own.

                      Sincerely,

                      Ofer Gneezy
                      President and Chief Executive Officer

iBASIS, INC.
20 Second Avenue
Burlington, Massachusetts 01803

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 24, 2004

TO OUR SHAREHOLDERS:

        The 2004 Annual Meeting of Shareholders of iBasis, Inc., a Delaware corporation, will be held on Monday, May 24, 2004, at 10:00 a.m., local time, at our offices, located at 20 Second Avenue, Burlington, Massachusetts 01803. The purpose of the annual meeting is:

  1.
  To elect two (2) Class 2 directors each to hold office for a three-year term and until each director's successor has been duly elected and qualified;

  2.
  To ratify the appointment of the firm of Deloitte & Touche LLP, as independent auditors for iBasis for the fiscal year ending December 31, 2004; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Our Board of Directors has fixed April 14, 2004, as the record date for determination of shareholders entitled to notice of, and to vote at, the annual meeting. Accordingly, only shareholders of record at the close of business on April 14, 2004, will be entitled to notice of, and to vote at such meeting or any adjournments thereof.

        Please vote your proxy as promptly as possible by following one of these steps:

  (a)
  Vote via the Internet (see instructions on the enclosed proxy card);

  (b)
  Vote via telephone (toll-free) in the United States or Canada (see instructions on the enclosed proxy card); or

  (c)
  Complete, date, sign and return the enclosed proxy card (a postage-prepaid envelope is enclosed).

        The Internet and telephone voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered shareholder interested in voting via the Internet or telephone are set forth on the enclosed proxy card and must be completed by 11:59 P.M. on May 23, 2004. If you return the proxy by any of the methods listed above and wish to change your vote, you may nevertheless attend the annual meeting and vote your shares in person.

        All of our shareholders are cordially invited to attend the annual meeting.

                      By Order of the Board of Directors,

                      Jonathan D. Draluck
                      Vice President Business Affairs,
                      General Counsel & Secretary

Burlington, Massachusetts
April 15, 2004

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, please vote by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed from within the United States, or vote via the Internet or by telephone as instructed in the proxy materials.

iBASIS, INC.
20 Second Avenue
Burlington, Massachusetts 01803

PROXY STATEMENT

Annual Meeting of Shareholders To Be Held on Monday, May 24, 2004

        Proxies enclosed with this proxy statement are solicited by our Board of Directors for use at the Annual Meeting of Shareholders to be held on Monday, May 24, 2004 at 10:00 a.m., local time, at our offices, 20 Second Avenue, Burlington, Massachusetts 01803, and any adjournments or postponement of such meeting. The purposes of the annual meeting and the matters to be acted upon are set forth in the accompanying Notice of 2004 Annual Meeting of Shareholders to be held on May 24, 2004.

        Registered shareholders may vote their shares via the Internet, via telephone, or by mailing their signed proxy card, as directed in the proxy materials. The Internet and telephone voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares, and confirm that their instructions have been properly recorded. We believe that the procedures that have been put in place are consistent with the requirements of applicable law.

        Shares represented by duly executed proxies received by iBasis prior to the annual meeting will be voted as instructed in the proxy on each matter submitted to the vote of shareholders. If any duly executed proxy is returned without voting instructions, the persons named as proxies thereon intend to vote all shares represented by such proxy FOR the election of the nominees for directors named herein and FOR the ratification of Deloitte & Touche LLP as independent auditors. The Board of Directors is not aware of any other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote may properly be taken, shares represented by all duly executed proxies received by iBasis will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

        Any shareholder may revoke a proxy at any time prior to its exercise by delivering a later-dated proxy, by written notice of revocation to our Secretary at the address set forth below, or by voting in person at the annual meeting. If a shareholder does not intend to attend the annual meeting, any written proxy or notice should be returned for receipt by iBasis, not later than the close of business on Friday, May 21, 2004. We have retained EquiServe Trust Company N.A. and The Altman Group to organize the distribution and return of the proxy materials. EquiServe is paid $15,000 annually for various services, including those rendered in connection with our annual meeting. The Altman Group will be paid approximately $1,500 to distribute the proxy materials. iBasis will bear the cost of solicitation of proxies relating to the annual meeting.

        Only shareholders of record as of the close of business on April 14, 2004, the record date, will be entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. As of the record date, there were 45,135,213 shares (excluding treasury shares) of common stock, $0.001 par value, issued and outstanding. These shares of common stock are the only securities of iBasis entitled to vote at the annual meeting. Shareholders are entitled to cast one vote for each share of common stock held of record on the record date.

        An Annual Report on Form 10-K, containing audited financial statements for the fiscal year ended December 31, 2003, accompanies this Proxy Statement. Our mailing address is 20 Second Avenue, Burlington, Massachusetts 01803.

        This proxy statement and the proxy enclosed herewith will be first mailed to shareholders on or about April 22, 2004.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding beneficial ownership of our common stock as of April 14, 2004 by:

  •
  each person we know owns beneficially more than five percent (5%) of our common stock;

  •
  each of our directors;

  •
  each of our executive officers; and

  •
  all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 14, 2004 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name. Unless otherwise indicated, the address for each of the following shareholders is c/o iBasis, Inc., 20 Second Avenue, Burlington, Massachusetts 01803.

	Shares Beneficially Owned
Directors, Executive Officers and 5% Shareholders
	Number	Percent
Ofer Gneezy (1)	4,220,932	9.31%
Menlo Ventures VII, L.P. and affiliated entities (2)	3,430,351	7.60
Entities Affiliated with Symphony Asset Management (3)	3,071,184	6.80
Gordon J. VanderBrug (4)	1,479,845	3.27
Charles N. Corfield (5)	1,414,416	3.13
Charles Skibo (6)	190,000	*
Paul H. Floyd (7)	172,637	*
W. Frank King (8)	150,750	*
Richard G. Tennant (9)	112,500	*
Dan Powdermaker (10)	92,556	*
David Lee (11)	60,000	*
All executive officers and directors as a group (11 persons) (12)	7,801,080

*
Represents less than 1% of the outstanding shares of common stock.

(1)
Includes 192,500 shares of common stock issuable upon exercise of options within 60 days of April 14, 2004. Also includes 50,000 shares held by The Ofer Gneezy 1999 Family Trust for the benefit of Mr. Gneezy's children. Mr. Gneezy disclaims beneficial ownership of the shares held by the Ofer Gneezy 1999 Family Trust. Mr. Gneezy is our President, Chief Executive Officer and one of our directors.

(2)
Includes 3,292,083 shares held by Menlo Ventures VII, L.P. and 138,268 held by Menlo Entrepreneurs Fund VII, L.P. The address for Menlo Ventures is 3000 Sand Hill Road, Building 4, Suite 100, Menlo Park, California 94025.

(3)
Includes 3,071,184 shares of common stock which entities affiliated with Symphony Asset Management have the right to acquire within 60 days of April 14, 2004, upon the exercise of common stock purchase warrants. Includes the ownership by the following funds managed by Symphony Asset Management: 30,508 shares held by Adagio Fund, 172,881 shares held by

  Andante Fund, LP, 1,034,745 shares held by CSV Limited, 101,695 shares held by International Montary Fund, 1,449,152 shares held by Rhapsody Fund, LP and 152,542 shares held by Vivace Fund, L.P.

(4)
Includes 162,500 shares of common stock issuable upon exercise of options within 60 days of April 14, 2004. Also includes 1,317,345 shares held by the G.J. & C.E. VanderBrug Family Limited Partnership. Dr. VanderBrug disclaims beneficial ownership of the shares held by the G.J. & C.E. VanderBrug Family Limited Partnership, except to the extent of his pecuniary interest therein. Does not include 29,230 shares of common stock held by Dr. VanderBrug's spouse. Dr. VanderBrug disclaims beneficial ownership of the shares held by his spouse. Dr. VanderBrug is our Executive Vice President and Assistant Secretary and one of our directors.

(5)
Includes 100,000 shares of common stock issuable upon exercise of options within 60 days of April 14, 2004. Also includes of 1,114,416 shares held by the Charles N. Corfield Trust u/a/d 12/19/91, a revocable trust of which Mr. Corfield is the sole trustee. Mr. Corfield is one of our directors.

(6)
Includes 190,000 shares of common stock issuable upon exercise of options within 60 days of April 14, 2004. Mr. Skibo is one of our directors.

(7)
Includes 142,637 shares of common stock issuable upon exercise of options within 60 days of April 14, 2004. Mr. Floyd is our Senior Vice President, R&D, Engineering and Operations.

(8)
Includes 150,000 shares of common stock issuable upon exercise of options within 60 days of April 14, 2004. Dr. King is one of our directors.

(9)
Includes 112,500 shares of common stock issuable upon exercise of options within 60 days of April 14, 2004. Mr. Tennant is our Vice President of Finance and Administration and our Chief Financial Officer.

(10)
Includes 92,556 shares of common stock issuable upon exercise of options within 60 days of April 14, 2004. Mr. Powdermaker is our Senior Vice President of Worldwide Sales.

(11)
Includes 60,000 shares of common stock issuable upon exercise of options within 60 days of April 14, 2004. Mr. Lee is one of our directors.

(12)
Includes 1,202,693 shares of common stock issuable upon the exercise of options within 60 days of April 14, 2004 and certain shares held by affiliates of such directors and executive officers.

Equity Compensation Plan

        The following table provides information as of December 31, 2003 with respect to the shares of our common stock that may be issued under our existing equity compensation plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	6,309,764	$1.3619	1,403,719
Equity compensation plans not approved by security holders	0	—	0

Total	6,309,764	$1.3619	1,403,719

(1)
Consists of the 1997 Stock Incentive Plan (as amended).

EXECUTIVE COMPENSATION AND OTHER INFORMATION
CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers

        The executive officers of iBasis, and their ages as of April 14, 2004, are as follows.

Name	Age	Position
Executive Officers
Ofer Gneezy	52	President and Chief Executive Officer
Gordon J. VanderBrug	61	Executive Vice President and Assistant Secretary
Dan Powdermaker	40	Senior Vice President of Worldwide Sales
Paul H. Floyd	46	Senior Vice President of R&D, Engineering and Operations
Richard G. Tennant	59	Vice President of Finance and Administration and Chief Financial Officer

        Mr. Gneezy has served as our President, Chief Executive Officer and one of our directors since our formation in August 1996. From 1994 to 1996, Mr. Gneezy served as President of Acuity Imaging, Inc., a multinational company focused on the industrial automation industry. From 1980 to 1994, Mr. Gneezy was an executive of Automatix, Inc. (a predecessor to Acuity Imaging), an industrial automation company, most recently having served as its President and Chief Executive Officer. Since July 2000, Mr. Gneezy has served as a director and a member of the Audit Committee of NMS Communications Corporation, which provides communication solutions for wireless and wireline networks.

        Dr. VanderBrug has served as our Executive Vice President and one of our directors since October 1996. From 1991 to 1996, Dr. VanderBrug was the Director of Marketing, Electronic Imaging Systems of Polaroid Corporation. In 1980, Dr. VanderBrug co-founded Automatix, Inc. Dr. VanderBrug received his B.A. in mathematics from Calvin College, an M.A. in mathematics from Wayne State University, and his Ph.D. in computer science from the University of Maryland.

        Mr. Powdermaker has served as our Senior Vice President of Worldwide Sales our since July 2002. An early member of the iBasis management team, Dan has spent the past six years developing relationships with carriers and service providers around the world and establishing the sales force to support these customers and partners. He worked to bring iBasis' initial US customers onto The iBasis Network™, has served as Vice President of Sales for Asia and more recently as Vice President, Europe, the Middle East and Africa. Prior to joining iBasis, Dan worked in sales management for AT&T Global Markets, a networking services division of AT&T focused on the world's 2,000 largest telecommunications users.

        Mr. Floyd has served as our Senior Vice President of R&D, Engineering and Operations since September 2001. Beginning April 2001, Mr. Floyd was our Vice President of Research and Development. Prior to joining iBasis, Mr. Floyd was a Senior Vice President of DSL Business at Paradyne Networks, Inc., a manufacturer of high-speed broadband access products and technology that support and manage high-bandwidth applications and network traffic. From 1996 to 2000, Mr. Floyd served as Vice President of Research and Development and Engineering at Paradyne.

        Mr. Tennant has served as our Vice President of Finance and Administration and Chief Financial Officer since October 2001. From 2000 to 2001, Mr. Tennant was the Vice President, Chief Financial Officer and Treasurer of ScoreBoard, Inc., a software company providing optimization solutions for wireless carriers. Before joining ScoreBoard and from 1999 to 2000, Mr. Tennant served as Senior Vice President and Chief Financial Officer of Orbcomm Global, L.P., the world's first commercial provider of global low-earth satellite data and messaging services. From 1997 to 1999, Mr. Tennant also served as Senior Vice President and Chief Financial Officer to Information Resource Engineering, now known as SafeNet, Inc., a developer and manufacturer of security and encryption products for computer data networks.

Summary Compensation

        The following table sets forth information concerning the annual and long-term compensation in each of the last three fiscal years for our Chief Executive Officer and the next four most highly compensated executive officers.

	Annual Compensation (1)					Long-Term Compensation Awards
	Year	Salary	Bonus	Other Annual Compensation		Securities Underlying Options		All Other Compensation
Ofer Gneezy President and Chief Executive Officer	2003 2002 2001	$200,000 200,000 200,000	$0 0 0	$0 0 0		120,000 0 50,000		$0 0 0
Gordon J. VanderBrug Executive Vice President and Assistant Secretary	2003 2002 2001	180,000 180,000 180,000	0 0 0	0 0 0		120,000 0 50,000		0 0 0
Paul H. Floyd (2) Senior Vice President of Operations	2003 2002 2001	180,000 180,000 126,923	0 0 0	0 0 62,400	(4)	275,000 0 235,000	(3)	0 0 0
Richard G. Tennant (5) Chief Financial Officer, Vice President, Finance and Administration	2003 2002 2001	175,000 175,000 35,897	0 0 0	0 0 48,000	(6)	100,000 0 150,000		0 0 0
Dan Powdermaker (7), Senior Vice President, Worldwide Sales	2003 2002	150,000 150,000	0 0	241,472 260,347	(8) (10)	220,000 0	(9)	0 0

(1)
Excludes certain perquisites and other benefits, the amount of which did not exceed 10% of the employee's total salary and bonus.

(2)
Mr. Floyd became our Senior Vice President of R&D, Engineering, and Operations in September 2001.

(3)
Mr. Floyd voluntarily surrendered 175,000 stock options on December 23, 2002, pursuant to iBasis' Tender Offer Statement and Offer to Exchange Outstanding Stock Options on Schedule TO, filed with the Securities and Exchange Commission on November 25, 2002 (the "Exchange Offer"). In accordance with the terms of the Exchange Offer, 175,000 new options were granted to Mr. Floyd on June 24, 2003. Pursuant to the Exchange Offer, for each option to purchase one share of common stock that Mr. Floyd surrendered, he received a new option to purchase one share of common stock. Mr. Floyd was also granted 100,000 stock options on August 11, 2003.

(4)
Mr. Floyd received approximately $62,400 in moving and relocation expenses in 2001.

(5)
Mr. Tennant became Vice President, Finance and Administration and Chief Financial Officer in October 2001.

(6)
Mr. Tennant received approximately $48,000 for moving and relocation expenses in 2001.

(7)
Mr. Powdermaker became Senior Vice President, Worldwide Sales in July, 2002.

(8)
Mr. Powdermaker received $103,240 in sales commissions and $138,232 in reimbursement of living expenses while working at our London office.

(9)
Mr. Powdermaker voluntarily surrendered 120,000 stock options on December 23, 2002, pursuant to the Exchange Offer. In accordance with the terms of the Exchange Offer, 120,000 new stock options were granted to Mr. Powdermaker on June 24, 2003. Pursuant to the Exchange Offer, for each option to purchase one share of common stock that Mr. Powdermaker surrendered, he received a new option to purchase one share of common stock. Mr. Powdermaker was also granted 100,000 stock options on August 11, 2003.

(10)
Mr. Powdermaker received $142,471 in sales commissions and $117,876 in reimbursement of living expenses while working at our London office.

        The following table contains information concerning options to purchase common stock that we granted during the year ended December 31, 2003 to each of the officers named in the summary compensation table.

					Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term (2)
	Individual Grants
	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in 2003
			Exercise Price Per Share	Expiration on Date
					5%	10%
Ofer Gneezy	120,000	2.54%	$0.88	8/11/13	$66,422	$485,126
Gordon J. VanderBrug	120,000	2.54	0.88	8/11/13	66,422	485,126
Paul H. Floyd	175,000	3.72	1.24	6/24/13	136,493	996,898
Paul H. Floyd	100,000	2.12	0.88	8/11/13	55,352	404,272
Richard G. Tennant	100,000	2.12	0.88	8/11/13	55,352	404,272
Dan Powdermaker	120,000	2.54	1.24	6/24/13	93,595	683,587
Dan Powdermaker	100,000	2.12	0.88	8/11/13	55,352	404,272

(1)
Shares underlying the retention options vest over a four-year period, with 6.25% of the shares vesting on each of the first sixteen three-month anniversaries after the grant date.

(2)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the Securities and Exchange Commission rules and do not represent an estimate or projection of our future stock prices. Actual gains, if any, on stock option exercises and common stock holdings are dependent on future performance of our common stock and overall stock market conditions. There can be no assurance that the amounts reflected in the table will be achieved.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

        The following table contains information concerning option holdings for the year ended December 31, 2003, and such date with respect to each of the officers named in the summary compensation table.

			Number of Shares Underlying Unexercised Options at Year End		Value of Unexercised In-the-Money Options at Year End (1)
	Shares Acquired on Exercise
		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ofer Gneezy	0	$0	172,500	117,500	$88,025	$79,875
Gordon J. VanderBrug	0	0	143,750	116,250	$78,225	$79,875
Paul H. Floyd	0	0	107,915	227,085	$71,220	$113,230
Richard G. Tennant	0	0	81,250	168,750	$69,668	$131,813
Dan Powdermaker	0	0	64,818	185,182	$40,536	$98,564

(1)
Value is determined by subtracting the exercise price from $1.59, the closing price of our common stock on the OTCBB on December 31, 2003, multiplied by the number of shares underlying the options.

Employment Agreements

        We currently have employment agreements in effect with Mr. Gneezy, our President and Chief Executive Officer, Dr. VanderBrug, our Executive Vice President and Assistant Secretary, Mr. Powdermaker, our Senior Vice President, Worldwide Sales, Mr. Floyd, our Senior Vice President, R&D, Engineering and Operations, and Mr. Tennant, our Vice President of Finance and Administration and Chief Financial Officer.

        iBasis and Mr. Gneezy are parties to an employment agreement, dated as of August 11, 1997, governing his employment with iBasis as President and Chief Executive Officer. Under the terms of the employment agreement, Mr. Gneezy is paid a base salary of $125,000, and is eligible to receive an annual bonus at the discretion of the Board of Directors. iBasis and Dr. VanderBrug are parties to an employment agreement, dated as of August 11, 1997, governing his employment with iBasis as Executive Vice President and Assistant Secretary. Under the terms of the employment agreement, Dr. VanderBrug is paid a base salary of $115,000, and is eligible to receive an annual bonus at the discretion of the Board of Directors. In 2003, Mr. Gneezy and Dr. VanderBrug earned $200,000 and $180,000 in base salary, respectively. iBasis also has employment agreements with Messrs. Powdermaker, Floyd, and Tennant, for serving in their respective capacities. Under the terms of their employment agreements, Mr. Powdermaker is paid a base salary of $150,000, Mr. Floyd is paid a base salary of $180,000, and Mr. Tennant is paid a base salary of $175,000. Each officer is eligible for a bonus, although iBasis has suspended the bonus programs since 2001, in an effort to reduce operation expenses.

        We may terminate the employment agreements with Messrs. Gneezy and VanderBrug "for cause" or at any time upon at least thirty days prior written notice, and Messrs. Gneezy and Mr. VanderBrug may terminate their employment agreements "for good reason" or at any time upon at least thirty days prior written notice. We may terminate the employment agreement with Messrs. Powdermaker, Floyd, and Tennant at any time and each may terminate his employment agreement at any time. If we terminate either of Messrs. Gneezy and VanderBrug without cause or if either resigns for good reason, we must continue to pay his base salary and continue to provide health benefits for one year. If, within six months following an acquisition or change of control, we terminate Messrs. Powdermaker, Floyd, or Tennant, without cause, or if any resigns for good reason, we must continue to pay each officer's base salary and health benefits for nine months.

        The employment agreements with executive officers entitle them to life insurance, health insurance and other employee fringe benefits to the extent that we make benefits of this type available to our other employees. All intellectual property that the officers may invent, discover, originate or make during their term of their employment is the exclusive property of iBasis. The officers may not, during or after the term of his employment, disclose or communicate any confidential information without iBasis' prior written consent. The agreements with Messrs. Gneezy and VanderBrug also provide that in the event of an acquisition or change in control, each of their options and restricted shares, if any, shall automatically become fully vested immediately prior to such event, and each such option shall remain exercisable until the expiration of such option or until it sooner terminates in accordance with its terms. The agreements with Messrs. Powdermaker, Floyd, and Tennant provide that in the event that we terminate the employment of the officer without cause, or the officer terminates his employment with "good reason," in either case within six months after the occurrence of an acquisition or change in control, then such officers options shall immediately vest and become exercisable.

        In general, "good reason" as used in the employment agreements of our executive officers means any material change in the compensation, position, and location of employment or responsibilities of the employee. "For cause" generally means gross negligence or willful misconduct of the employee, a breach of the employment agreement or the commission of a crime.

        Our employment agreements with Messrs. Floyd, Tennant and Powdermaker also contain provisions relating to each officer's relocation expenses.

Compensation Committee Report on Executive Compensation (1)

        The Compensation Committee of the Board of Directors administers our executive compensation. The Compensation Committee, which is composed of three directors, establishes and administers our executive compensation policies and plans and administers our stock option and other equity-related compensation plans. The Compensation Committee considers internal and external information in determining officer compensation, including outside survey data.

Compensation Philosophy

        iBasis' compensation policies have been designed to achieve the following objectives:

  •
  Offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term shareholder value.

  •
  Maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of iBasis and the creation of shareholder value.

  •
  Further iBasis' short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

Compensation Program

        iBasis' executive compensation program has three major integrated components, base salary, annual incentive awards, and long term incentives.

        Base Salary. Base salary levels for executive officers are determined annually by reviewing the competitive pay practices of Internet telephony companies of similar size and market capitalization, the skills, performance level, and contribution to the business of individual executives, and the needs of the company. Overall, the Compensation Committee believes that base salaries for executive officers remain approximately competitive with median base salary levels for similar positions in these Internet telephony companies.

        Incentive Awards. iBasis' executive officers are eligible to receive cash bonus awards designed to motivate executives to attain short-term and longer-term corporate and individual management goals. During the second quarter of 2001, iBasis suspended these bonus programs for all executives and employees in an effort to reduce operational costs.

        Long Term Incentives. iBasis provides long term incentives through its 1997 Stock Incentive Plan, as amended (the "Plan"). Stock options are granted at fair market value and vest in installments, generally over two or four years. When determining option awards for an executive officer, the Compensation Committee considers the executive's current contribution to company performance, its executive retention needs, the anticipated contribution to meeting iBasis' long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years, existing levels of stock ownership, and whether past incentives are still effective are other factors also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of iBasis' common stock, this portion of the executive's compensation is directly aligned with an increase in shareholder value.

        In 2003, Messrs. Gneezy and VanderBrug each received options to purchase 120,000 shares of our common stock and Messrs. Floyd, Powdermaker and Tennant each received options to purchase 100,000 shares of common stock. Each option becomes exercisable on a quarterly basis, in a series of 16 installments, vesting 6.25% of the optioned shares, provided, that individually, each remains an employee of iBasis on each vesting date. The exercise price for each option is $0.88, the closing price of a share of our common stock on the OTCCB on the date of the grant, August 11, 2003. Each option expires on August 11, 2013. All options were granted under the Plan and the first installment became exercisable on November 11, 2003.

        In addition, in November 2002, the Board of Directors approved the Exchange Offer, which allowed employees and executives, other than those executives also serving as directors, to surrender options that had an exercise price of $1 or more per share under the Plan in exchange for options that were granted on June 24, 2003. The new options have an exercise price of $1.24, the closing price of a share of common stock on the OTCBB on June 24, 2003. The Exchange Offer was offered to employees in order to provide long-term incentives for retention and performance. Many of these employees held options that were significantly out-of-the-money and no longer provided adequate incentives. Additionally, some of our competitors were also providing their employees with the opportunities to exchange their options. In light of the competitive pressures facing the market place for talented employees and iBasis' focus on reducing operational costs, the Board of Directors approved the Exchange Offer based on a recommendation by the Compensation Committee. Messrs. Floyd, and Powdermaker were the only executives that surrendered options pursuant to the Exchange Offer. Additional information related to each individual's exchange is listed below:

Name	Date	Number of Securities Underlying Options	Market Price of Stock At Time of Repricing		Exercise Price At Time of Repricing		New Exercise Price		Length of Original Option Term Remaining At Date of Repricing
Paul H. Floyd, Senior Vice President, Operations	June 24, 2003	175,000		$1.24		$3.71		$1.24	7.11 years
Dan Powdermaker, Senior Vice President, Worldwide Sales	June 24, 2003 June 24, 2003 June 24, 2003	37,500 12,500 70,000	$ $ $	1.24 1.24 1.24	$ $ $	4.00 2.15 3.71	$ $ $	1.24 1.24 1.24	5.9 years 7.8 years 7.9 years

Chief Executive Officer Compensation

        The Chief Executive Officer's base salary, annual incentive award and long-term incentive compensation are determined by the Compensation Committee. For the year ended December 31, 2003, Mr. Gneezy received $200,000 for his annualized base salary, the same amount he received in 2002. Mr. Gneezy did not receive a bonus for the last fiscal year.

        Section 162(m) of the Internal Revenue Code limits the tax deduction of $1 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the Compensation Committee believes grants made pursuant to iBasis' 1997 Stock Incentive Plan meet the requirement that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. In any case, the combined salary and bonus of each executive officer has been below the $1 million limit. The Compensation Committee's present intention is to comply with Section 162(m) unless the Compensation Committee feels that the necessary changes in iBasis' accounting methods in order to do so would not be in the best interest of iBasis or its shareholders.

                    Respectfully Submitted by the Compensation Committee,

                    Ofer Gneezy
                    Charles Skibo
                    Charles N. Corfield

(1)
Notwithstanding anything to the contrary set forth in any of iBasis' previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report on Executive Compensation shall not be incorporated by reference into any such filings.

Audit Committee Report (1)

        The Audit Committee of the Board of Directors is composed of three directors, Charles Corfield, David Lee and W. Frank King, each of whom is independent as defined by Nasdaq National Market listing rules. Each committee member is able to read and understand fundamental financial statements, including the balance sheet, income statement, and cash flow statement of iBasis. Dr. King acts as the committee's financial expert. His employment experience results in his financial sophistication and ability to serve as the committee's financial expert, as he served as Chief Executive Officer and director of PSW Technologies, Inc. from 1992 to 1998, and as Senior Vice President of Development of Lotus Development from December 1988 to 1992.

        The Audit Committee operates under a written Audit Committee Charter, revised in March 2003 to conform to standards and requirements adopted by the Securities Exchange Commission. A copy of the revised Charter is attached as Appendix A of this Proxy Statement.

        The Audit Committee is responsible for, among other things, monitoring the integrity and adequacy of iBasis' financial information, control systems, and reporting practices, and for recommending to the Board of Directors adoption by the shareholders of the Audit Committee's selection of independent auditors for iBasis. The Audit Committee has selected and the Board of Directors has approved the selection of Deloitte & Touche LLP ("Deloitte & Touche") as iBasis' independent auditor.

        The Audit Committee has reviewed and discussed iBasis' audited financial statements with management, which has primary responsibility for the financial statements. The committee has discussed with Deloitte & Touche the matters that are required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." It has also discussed with Deloitte & Touche the auditors' independence from iBasis and its management and has received from Deloitte & Touche the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees."

        The Audit Committee has considered whether the services provided by Deloitte & Touche are compatible with maintaining the independence of Deloitte & Touche and has concluded that the independence of Deloitte & Touche is maintained and not compromised by the services provided.

        Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in iBasis' Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

                      Respectfully Submitted by the Audit Committee,

                      W. Frank King
                      Charles N. Corfield
                      David Lee

(1)
Notwithstanding anything to the contrary set forth in any of iBasis' previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report shall not be incorporated by reference into any such filings.

Compensation Committee Interlocks and Insider Participation

        With the exception of Mr. Gneezy, no member of the Compensation Committee is an officer or employee of ours. Mr. Skibo served as the President of iBasis Speech Solutions, a wholly-owned subsidiary of iBasis, from November 2001 until its sale in July 2002. Mr. Skibo was not a member of the Compensation Committee during that period. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or the Compensation Committee.

Compensation of Directors

        In 2003, each of our non-employee directors earned $15,000 in cash compensation for their services as directors. Neither Mr. Gneezy nor Dr. VanderBrug received additional compensation for serving as directors of iBasis. The directors who do not live in the Boston Metropolitan area were also reimbursed for travel expenses. We maintain directors' and officers' liability insurance and our by-laws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation limits the liability of our directors to either iBasis or its shareholders for breaches of the directors' fiduciary duties to the fullest extent permitted by Delaware law.

        In 2003, Messrs. Gneezy and VanderBrug each received options to purchase 120,000 shares of common stock. Each option becomes exercisable on a quarterly basis, in a series of 16 installments, vesting 6.25% of the optioned shares, provided, that individually, each remains an employee of iBasis on each vesting date. The exercise price for each option is $0.88, the closing price of a share of our common stock on the OTCCB on the date of the grant, August 11, 2003. Each option expires on August 11, 2013. All options were granted under the Plan and the first installment became exercisable on November 11, 2003.

        In 2003, Messrs. Corfield, King and Skibo each received options to purchase 80,000 shares of common stock. Each option becomes exercisable cumulatively, in a series of four installments of 25% of the option shares, with the first installment to become exercisable at the 2004 Annual Meeting of Shareholders and with each additional installment to become exercisable at each of the next three annual meeting of shareholders in years 2005, 2006 and 2007, respectively, provided, that individually, each still serves as a director of iBasis on each applicable date. All options were granted under the Plan.

        In 2003, Mr. Lee received options to purchase 40,000 shares of common stock with 50% of the shares to become exercisable at the 2006 Annual Meeting of Shareholders and the remaining 50% to become exercisable at the 2007 Annual Meeting of Shareholders, provided, that Mr. Lee continues to be a director of iBasis on each applicable date. All options were granted under the Plan.

Section 16(a)—Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our officers and directors, as well as persons who own more than ten percent (10%) of a registered class of iBasis' equity securities to file reports of ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission and with us. Based on our review of copies of such forms and with the exception of three Form 4's that were delayed on June 26, 2003 due to technical difficulties encountered when filing electronically by the Edgar System, all officers, directors and 10% holders complied with his obligations with respect to transactions in securities of iBasis during the year ended December 31, 2003.

Code of Ethics

        We adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, as well as the Vice-President Finance and Controller. This Code of Ethics is available on our web site, at www.ibasis.net (under "Investor Relations"). We intend to post any amendments or waivers of the Code of Ethics on our web site. You may obtain a free copy of this code by writing to our Investor Relations Department, iBasis, Inc., 20 Second Avenue, Burlington, MA 01803 or ir@ibasis.net. Other than the Code of Ethics, we are not including the information contained on or available through our website as a part of, or incorporating such information into, this Proxy Statement or the Annual Report on Form 10-K.

Stock Performance Graph

        The following graph compares the percentage change in the cumulative total shareholder return on our common stock with the cumulative total return of the Nasdaq Stock Market (U.S.) Composite Index and the Nasdaq Stock Market Telecommunications Index (IXTC-O) for the period from November 9, 1999 (the date of our initial public offering) through December 31, 2003. For purposes of the graph, it is assumed that the value of the investment in our common stock and each index was 100 on November 9, 1999 and that all dividends were reinvested. The first datapoint reflected for iBasis is the initial public offering price of the common stock.

COMPARISON OF 49 MONTH CUMULATIVE TOTAL RETURN*
AMONG IBASIS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ TELECOMMUNICATIONS INDEX

*
$100 invested on 11/9/99 in stock or index—including reinvestment of dividends. Fiscal year ending December 31.

Cumulative Total Return	11/09/99	12/99	12/00	12/01	12/02	12/03
IBASIS	100	179.69	25.78	8.19	2.06	9.94
NASDAQ STOCK MARKET (U.S.) INDEX	100	129.89	178.13	61.99	42.55	63.62
NASDAQ STOCK MARKET TELECOMMUNICATIONS INDEX	100	119.18	50.76	33.98	15.63	25.96

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Board of Directors is divided into three classes. Each class serves a three-year term. The Class 2 Directors' term will expire at the annual meeting. All directors will hold office until their successors have been duly elected and qualified.

        The Board of Directors has nominated W. Frank King and Charles Skibo for re-election as Class 2 Directors, each to hold office until the annual meeting of shareholders to be held in 2007 and until his respective successor is duly elected and qualified. Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for Messrs. King and Skibo will be voted FOR their election.

        There is one vacancy of a Class 3 Director as a result of Mr. Redfield's resignation on July 29, 2002. Mr. Redfield's resignation was not due to a disagreement with iBasis, its operations, policies or management. The by-laws of iBasis provide that the majority of the Board of Directors may fill a vacancy on the Board of Directors. After a suitable search, the Board of Directors intends to fill the Class 3 Director vacancy with a qualified candidate that shall hold office until 2005.

        The following table sets forth information on the nominees to be elected at the annual meeting and each director whose term of office will extend beyond the annual meeting.

Nominee or Director's Name	Age	Position(s) Held	Director Since	Year Term Will Expire	Class of Director
Ofer Gneezy (1)	52	President, Chief Executive Officer, and Director	1996	2005	3
Gordon J. VanderBrug	61	Executive Vice President, Assistant Secretary, and Director	1996	2006	1
Charles N. Corfield (1)(2)(4)	43	Director	1997	2005	3
W. Frank King (2)(3)(4)	64	Director	2001	2007	2
David Lee (2)(3)(4)	66	Director	2002	2006	1
Charles M. Skibo (1)(3)	65	Director	1999	2007	2
Vacancy	—	—	—	2005	3

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

(3)
Member of the Shareholder Litigation Committee

(4)
The Board of Directors has determined these directors to be independent in accordance with Nasdaq National Market listing rules.

        Mr. Gneezy has served as President, Chief Executive Officer and as director of iBasis since our formation in August 1996. From 1994 to 1996, Mr. Gneezy served as President of Acuity Imaging, Inc., a multinational company focused on the industrial automation industry. From 1980 to 1994, Mr. Gneezy was an executive of Automatix, Inc. (a predecessor to Acuity Imaging), an industrial automation company, most recently serving as its President and Chief Executive Officer. Since July 2000, Mr. Gneezy has served as a director of NMS Communications, which provides communication solutions for wireless and wireline networks.

        Dr. VanderBrug has served as Executive Vice President, Assistant Secretary and as a director of iBasis since our formation in August 1996. From 1991 to 1996, Dr. VanderBrug was the Director of Marketing, Electronic Imaging Systems of Polaroid Corporation. In 1980, Dr. VanderBrug co-founded

Automatix, Inc. Dr. VanderBrug received his B.A. in mathematics from Calvin College, a M.A. in mathematics from Wayne State University, and his Ph.D. in computer science from the University of Maryland.

        Mr. Corfield has been a director of iBasis since September 1997. Since 1999, Mr. Corfield has been a director of BeVocal and since 2000, the Chief Executive Officer of SandCherry Networks. Mr. Corfield serves on the board of directors of Liberate Technologies, a web-based, enhanced television company. Mr. Corfield co-founded Frame Technology, a software company, in 1986 and was a member of its board of directors and its Chief Technology Officer until Adobe Systems acquired it in 1995.

        Dr. King has been a private investor since November 1998 and a director of iBasis since June 2001. From 1992 to 1998, he was Chief Executive Officer and director of PSW Technologies, Inc. (formerly a division of Pencom, Inc.), a provider of software services. From 1988 to 1992, Dr. King was Senior Vice President of Development of Lotus Development Corporation, and for the previous 19 years he served in various positions with IBM Corporation, including his last position as Vice President of Development for the entry system division. He is also director of NMS Communications, Inc., eOn Communications Corporation, Aleri, Inc., Concero, Inc., and Perficient, Inc.

        Mr. Skibo has been a director of iBasis since September 1999. He served as President of iBasis Speech Solutions, Inc. from November 2001 to July 2002. From January 1999 to September 2001, Mr. Skibo served as the Chief Executive Officer and Chairman of Colo.com, a company that provided facilities and co-location services to communication and information technology industries. Colo.com filed for bankruptcy in June 2001. Since 1994, Mr. Skibo has served as Chairman and Chief Executive Officer of Strategic Enterprises and Communications, Inc., a venture capital firm. Mr. Skibo also serves as Chairman and Chief Executive Officer of Allied Telecommunications, a communications company. From 1985 to 1987, Mr. Skibo was President and CEO of US Sprint and its predecessor company, U.S. Telecom.

        Mr. Lee has been a director of iBasis since May 2002. Mr. Lee has founded, served as chairman, and held senior executive positions at several communications technology companies, including ITT Corporation. Mr. Lee joined ITT after that company acquired Qume Corporation, a company he had co-founded in 1973. At ITT Qume, Mr. Lee held the positions of Executive Vice President from 1978 to 1981, and President, from 1981 through 1983. Mr. Lee later became President and Chairman of Data Technology Corporation. Mr. Lee is currently Chairman of the Board of eOn Communications Corporation, Cortelco, Cidco Communications, ESS Technology Inc. and Linear Technology Corporation. Mr. Lee also serves as a Regent for the University of California. Through his service on the Advisory Committee on Trade Policy and Negotiation for Presidents Bush (senior) and Clinton, and his current role on President George W. Bush's Council on the 21st Century Workforce, Mr. Lee is one of the world's foremost experts on US-China commerce and the Chinese telecommunications industry.

Board Meetings and Committees

        The directors hold regular meetings, attend special meetings, as required, and spend such time on the affairs of iBasis as their duties require. During the fiscal year ended December 31, 2003, the Board of Directors held six meetings. During the year, each of the directors attended at least 75% of the meetings of the Board of Directors and, in accordance with their membership on each, the audit and compensation committees of the Board.

Our Board of Directors has the following four committees:

        Compensation Committee—determines the compensation of our senior management and administers the stock option plans. Its members are Messrs. Gneezy, Corfield, and Skibo. The committee convened four times last year.

        Audit Committee—(i) recommends engagement of and monitors the independence of our independent auditors, (ii) considers and pre-approves the range of audit and non-audit services performed by independent auditors and fees for such services, (iii) reviews and votes on all transactions between the Company and any our officers, directors or other affiliates; (iv) consults with the iBasis' auditors concerning the scope of the audit and reviews the results of their examination, (v) reviews and approves any material accounting policy changes affecting our operating results, and (vi) reviews our policies and procedures on maintaining its accounting records and adequacy of its internal controls. Its members are Messrs. Corfield, King, and Lee, each of whom is independent, as defined by Rule 4200(a)(15) of the Nasdaq National Market listing standards, including Dr. King as the committee's expert as defined in Regulation S-K of the Securities Act of 1933, as amended. The Board of Directors has determined that Dr. King is a financial expert. The committee convened seven times last year and held six executive sessions with Deloitte & Touche in conjunction with the regularly scheduled meetings.

        Strategic Committee—has in the past evaluated and recommended a strategic course for iBasis. The Strategic Committee has remained dormant since November 8, 2001, subsequent to which time, our entire Board of Directors has participated in such discussions. The Strategic Committee was dissolved in March 2004.

        Shareholder Litigation Committee—was formed to evaluate and accept and/or reject settlement proposals in connection with the several class action lawsuits filed against iBasis and certain of its current and past officers and directors, as well as, against the investment banking firms that underwrote our public offerings. The committee convened two times last year. Its members are Messrs. King, Lee, and Skibo.

        Messrs. Gneezy and VanderBrug attended our 2003 Annual Meeting of Shareholders. We do not require that non-employee members of our Board of Directors attend our annual meeting.

        Procedures for Nominating Directors.    Our Board of Directors has no standing nominating committee. Each member of our Board of Directors searches and reviews suitable candidates for director nominations. In evaluating director nominees, our Board of Directors considers a number of factors that it deems are in the best interest of iBasis and its shareholders, although, there are no stated minimum criteria for director nominees. Our Board of Directors does, however, believe it appropriate for at least one, and, preferably, several, members of the Board of Directors to meet the criteria for an "audit committee financial expert" as defined by Securities and Exchange Commission rules. We also believe it appropriate for certain key members of management to participate as members of the Board of Directors.

        Our by-laws contain provisions that address the process by which a shareholder may nominate a candidate for director. Historically, we have not had a formal policy concerning shareholder nominations to the Board of Directors, however, the absence of such a policy does not mean that a nomination would not have been considered had one been received. To date, we have not received any nominations from shareholders requesting that the Board of Directors consider a candidate for inclusion among the slate of nominees in our proxy statement. The Board of Directors would consider any candidate proposed in good faith by a shareholder. To do so, a shareholder should send the candidate's name, credentials, contact information, and his or her consent to be considered as a candidate to our Secretary. Such notice must be delivered to the Secretary not less than 120 nor more than 150 days prior to the first anniversary of the date of our proxy statement delivered to shareholders in connection with the preceding year's annual meeting. The proposing shareholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long).

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE LISTED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF AUDITORS

        Our Board of Directors has appointed the firm of Deloitte & Touche, certified public accountants, to serve as independent auditors for the fiscal year ending December 31, 2004. Deloitte & Touche has served as iBasis' independent auditors since 2002. If the shareholders do not ratify the selection of Deloitte & Touche, the Board of Directors may consider selection of other independent certified public accountants to serve as independent auditors, but no assurances can be made that the Board of Directors will do so or that any other independent certified public accountants would be willing to serve. Representatives from Deloitte & Touche are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF APPOINTMENT OF IBASIS' AUDITORS.

Audit and Non-Audit Fees

        The following table presents fees for audit services rendered by Deloitte & Touche for the audit of our annual financial statements for the years ended December 31, 2003 and 2002 and fees billed for other services rendered by Deloitte & Touche during those periods.

	Fiscal 2002	Fiscal 2003
Deloitte & Touche, LLP
Audit Fees (1)	$350,000	$436,436
Audit-Related Fees (2)		24,785
Tax Service Fees (3)	123,000	179,328

Subtotal	482,000	640,549
All Other Fees	0	0

Total	$482,000	$640,549

(1)
Audit Fees—Audit fees billed to iBasis by Deloitte & Touche for auditing our annual financial statements and reviewing the financial statements included in iBasis' Quarterly Reports on Form 10-Q. In addition, during the 2002 fiscal year, Deloitte & Touche billed iBasis $234,000 in fees for professional services rendered in connection with the audit of our financial statements for the 2001 fiscal year.

(2)
Audit-Related Fees—Audit-related fees billed to iBasis by Deloitte & Touche include fees related to the audit of our employee benefit plan, accounting consultations and review of registration statements filed by iBasis.

(3)
Tax Fees—Tax fees billed to iBasis by Deloitte & Touche include fees related to the preparation of our original and amended tax returns, claims for refunds, payment-planning services and tax advice related to employee benefit plans and merger and acquisition activity.

        The following table presents fees for audit services rendered by Arthur Andersen, LLP ("Andersen"), our previous auditors, for the audit of our annual financial statements for the year ended December 31, 2002 and fees billed for other services rendered by Andersen during that period.

Fiscal 2002
Arthur Andersen, LLP
Audit Fees (1)	$35,500
Audit-Related Fees	0
Tax Service Fees (2)	10,200

Subtotal	45,700
All Other Fees	0

Total	$45,700

(1)
Audit Fees—Audit fees billed to iBasis by Andersen for reviewing the financial statements included in iBasis' Quarterly Reports on Form 10-Q for the first and second quarter of the 2002 fiscal year.

(2)
Tax Fees—Tax fees billed to iBasis by Andersen include fees related to tax compliance matters.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee's pre-approval policy with respect to audit and non-audit services is included as Appendix B to this Proxy Statement. Pre-approval is generally provided for up to 12 months from the date of pre-approval and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary. The independent auditors and management are required periodically to report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

        The Audit Committee has determined that the provision of non-audit services by Deloitte & Touche is compatible with maintaining Deloitte& Touche's independence.

INFORMATION REGARDING CHANGE OF INDEPENDENT AUDITORS

        The Audit Committee annually considers and recommends to the Board of Directors the selection of iBasis' independent auditors. As recommended by the Audit Committee, the Board of Directors decided as of May 14, 2002 (the day following the date of iBasis' Quarterly Report on Form 10-Q) that it would no longer engage Andersen as iBasis' independent auditors and engaged Deloitte & Touche to serve instead as of the second quarter of 2002 and for the remainder of the fiscal year ending December 31, 2002 and thereafter.

        Andersen's reports on iBasis' consolidated financial statements for the 2001 and 2000 fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During iBasis' 2001 and 2000 fiscal years and through May 13, 2002 (the date of iBasis' Quarterly Report on Form 10-Q for the period ended March 31, 2002), there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused it to make reference to the subject matter in connection with its report on iBasis' consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of SEC Regulation S-K.

        During iBasis' 2001 and 2000 fiscal years and until May 13, 2002, iBasis did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on iBasis' consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.

VOTING PROCEDURES

        The affirmative vote of a plurality of the shares of iBasis' common stock present or represented at the annual meeting and entitled to vote is required for the election of the Class 2 Directors and the ratification of Deloitte & Touche as independent auditors. For purposes of determining whether our proposals have received the required vote, abstentions will not be included in the vote totals for the purposes of the election of a Director or the ratification of Deloitte & Touche, and therefore will have no affect on the outcome of this vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial holders who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote. Shares that abstain or for which the authority to vote is withheld on certain matters will, however, be treated as present for quorum purposes on all matters.

OTHER BUSINESS

        The Board of Directors knows of no business that will be presented for consideration at the annual meeting other than that stated above. If other business should properly come before the annual meeting, the persons named in the proxies solicited hereby, each of whom is an iBasis employee, may vote all shares subject to such proxies with respect to any such business in the best judgment of such persons.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

        It is currently contemplated that the 2005 Annual Meeting of Shareholders will be held on or about May 24, 2005. Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next annual meeting of iBasis must be received at our principal executive offices not later than December 10, 2004. It is suggested that proponents submit their proposals to our Secretary, by certified mail, return receipt requested.

        Any shareholder who wishes to communicate to our entire Board of Directors, or to any individual director, may send that communication in writing to our Secretary, iBasis, Inc., 20 Second Avenue, Burlington, MA 01803 and it will be forwarded to the appropriate member(s) of the Board of Directors. All written shareholder communications to the Board of Directors will be forwarded to the designated recipient(s).

ANNUAL REPORT ON FORM 10-K

        A copy of iBasis' Annual Report on Form 10-K for the year ended December 31, 2003 will be furnished to shareholders together with this Proxy Statement. Copies of the Annual Report on Form 10-K are available without charge to each shareholder, upon written request to the Investors Relations department at our principal executive offices at 20 Second Avenue, Burlington, Massachusetts 01803.

Dated: April 15, 2004

Appendix A

iBASIS, INC.

REVISED AUDIT COMMITTEE CHARTER

Organization

        There shall be a committee of the Board of Directors to be known as the Audit Committee (the "Audit Committee"). The independence and financial expertise of the Audit Committee, and its duties and responsibilities, shall be consistent with applicable law.

Statement of Policy

        The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation. The Audit Committee shall be responsible for recommending an independent auditing firm to the Board of Directors, the independent auditor's qualifications, independence, fees and retention. In addition, the Audit Committee shall be responsible for overseeing the performance of the corporation's independent auditors, and the corporation's compliance with associated legal and regulatory requirements including preparation of the report contained in the corporation's annual proxy statement. The Independent auditors of the corporation shall be primarily accountable to the Audit Committee.

Responsibilities

        In carrying out its responsibilities, and consistent with applicable law, the Audit Committee seeks to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with best practices and are of the highest quality. Specifically, the Audit Committee will:

  1.
  Review and report on the "independence" of Audit Committee members, as that term is defined by applicable law.

  2.
  Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries and receive from any potential auditor a written statement of all relationships of the auditor to the corporation.

  3.
  Oversee the corporation's independent auditors. Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  4.
  Determine the audit fee for the independent auditors is appropriate and that the corporation will receive a complete and comprehensive audit for such fee.

  5.
  Approve, in advance the provision of all permissible non-audit services by the independent auditor.

  6.
  Have the authority to engage and determine the funding for independent counsel and other advisors, as required by law.

  7.
  If a Audit Committee Financial Expert is to be selected to become a member of the Audit Committee, consider whether a person has, through education and experience as a public accountant or auditor or as a principal financial officer, controller or principal accounting

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    officer of company or in a position involving the performance of similar functions, sufficient financial expertise in the accounting and auditing areas specified by law, all of the following:

    a.
    An understanding of financial statements and GAAP

    b.
    The ability to assess application of GAAP as it relates to accounting for estimates, accruals and reserves

    c.
    Experience preparing, auditing, analyzing or evaluating financial statements that are generally comparable to the corporation's financial statements, or experience actively supervising one or more persons engaged in such activities

    d.
    An understanding of internal controls and procedures for financial reporting

    e.
    An understanding of audit Committee functions

  8.
  Approve all related-party transactions for purposes of any applicable stock exchange conflict-of-interest rules.

  9.
  Review with independent auditors and the corporation's financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

  10.
  Review the financial statements contained in the annual report to shareholders and, upon request of the Chief Financial Officer or Chief Accounting Officer, or when they deem it appropriate, quarterly reports on Form 10-Q, prior to their issuance, with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

  11.
  Review with the independent auditors any significant disputes between management and the independent auditors that arose in connection with the preparation of the financial statements, and resolve all such disputes.

  12.
  Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

  13.
  Review the corporation's compliance with law and significant corporate policies, including its code of conduct.

  14.
  Review the organizational resources of the Finance organization.

  15.
  Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

  16.
  Establish procedures to promote and protect "whistleblowing," including procedures for receiving, retaining and addressing complaints received by the company relating to accounting or auditing matters, and enabling employees of the company to submit to the committee, on a confidential and anonymous basis, any concerns regarding questionable accounting or auditing matters.

  17.
  Adopt or modify codes of ethics as required by law.

  18.
  Amend the Audit Committee charter from time to time to comply with applicable law.

Approved (3/14/03)

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Appendix B

iBASIS, INC.

Audit Committee Pre-Approval Policy

I.     STATEMENT OF PRINCIPLES

        The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor's independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

        The appendices to this Policy describe the Audit, Audit-related, Tax and All Other services that have the pre-approval of the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.

II.    DELEGATION

        The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

III.  AUDIT SERVICES

        The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

        In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide. The Audit Committee has pre-approved the Audit services listed in Appendix A, including the annual Audit services engagement. All other Audit services not listed in Appendix A must be separately pre-approved by the Audit Committee.

IV.    AUDIT-RELATED SERVICES

        Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor, and has pre-approved the Audit-related services listed in Appendix B. All other Audit-related services not listed in Appendix B must be separately pre-approved by the Audit Committee.

V.     TAX SERVICES

        The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor's independence. However, the Audit Committee will not permit the retention of the independent auditor

B-1

in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee has pre-approved the Tax services listed in Appendix C. All Tax Services involving large and complex transactions not listed in Appendix C must be separately pre-approved by the Audit Committee.

VI.   ALL OTHER SERVICES

        The Audit Committee may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and would not impair the independence of the auditor. The Audit Committee has pre-approved the All Other services listed in Appendix D. Permissible All Other services not listed in Appendix D must be separately pre-approved by the Audit Committee.

        A list of the SEC's prohibited non-audit services is attached to this policy as Exhibit 1. The SEC's rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII. PRE-APPROVAL FEE LEVELS

        Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

VIII.  SUPPORTING DOCUMENTATION

        With respect to each proposed pre-approved service, the independent auditor will provide detailed back-up documentation, which will be provided to the Audit Committee, regarding the specific services to be provided.

IX.   PROCEDURES

        On an annual basis, the Audit Committee will review and pre-approve by policy a listing of services that for the purposes of the Sarbanes-Oxley Act, may be deemed to be "non-audit services", with such services to be provided by the independent auditor without obtaining additional specific pre-approval from the Audit Committee. Any such pre-approval by policy shall be reasonably detailed and may be subject to fee levels for specific categories of services. Prior to receiving services to be provided by the independent auditor, the Chief Financial Officer must determine whether such services are included within the list of services that have received the pre-approval by policy or specific pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

        The Audit Committee has designated the Chief Financial Officer to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this policy. The Chief Financial Officer will report to the Audit Committee on a periodic basis on the results of this monitoring. The Chief Financial Officer and management will immediately report to the Audit Committee any breach of this policy that comes to the attention of the Chief Financial Officer or any member of management. The directives in the paragraph do not delegate any required duties or authority of the Audit Committee to management or relieve the Audit Committee from any of its responsibilities under the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission.

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ZIBS42

DETACH HERE

PROXY

iBASIS, INC.
PROXY FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of iBasis, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 15, 2004, and hereby appoints Ofer Gneezy and Gordon VanderBrug, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Shareholders of iBasis, Inc. to be held on Monday, May 24, 2004 at 10:00 a.m., local time, at our offices, 20 Second Avenue, Burlington, Massachusetts 01803 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR THE PROPOSAL TO RATIFY AND APPOINT DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

iBASIS, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
Log on to the Internet and go to http://www.eproxyvote.com/ibas	OR	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL                ZIBS41

#SIS

☒	Please mark votes as in this example.
1.	ELECTION OF NOMINEES FOR DIRECTOR.
Nominees:	(01)	W. Frank King
(02)	Charles Skibo
FOR ALL	☐	☐	WITHHOLD VOTE FOR ALL
FOR ALL EXCEPT	☐
Write the number of the nominee(s) for which you withhold authority on the line above.
		FOR	AGAINST	ABSTAIN
2.	PROPOSAL TO RATIFY AND APPOINT DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.	☐	☐	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Please sign exactly as your name(s) appear(s) hereon. All holders must sign.
Corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
Annual Meeting of Shareholders To Be Held on Monday, May 24, 2004
Security Ownership of Certain Beneficial Owners and Management
EXECUTIVE COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS
Compensation Committee Report on Executive Compensation (1)
Audit Committee Report (1)
PROPOSAL NO. 1
PROPOSAL NO. 2
INFORMATION REGARDING CHANGE OF INDEPENDENT AUDITORS
VOTING PROCEDURES
OTHER BUSINESS
SHAREHOLDER PROPOSALS AND COMMUNICATIONS
ANNUAL REPORT ON FORM 10-K
Appendix A
REVISED AUDIT COMMITTEE CHARTER
Appendix B